This Incentive Stock Option Agreement (hereinafter referred to as the "Agreement"), is made and entered into as of _____________, _______, between Alpha Computer Solutions, Inc. a Utah corporation (hereinafter referred to as the "Company") with a principal place of business at 2490 South 300 West, Salt Lake City, Utah 84115 and _________________________,
an individual (hereinafter referred to as the "Optionee"), residing at
______________________________________________________.


THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE 1.  GRANT OF OPTION AND EFFECTIVE DATE.

Section 1.1. Grant. The Company hereby grants to Optionee pursuant to the Company's 1998 Stock Option Plan (hereinafter referred to as the "Plan"), an Incentive Stock Option ("ISO") to purchase all or any part of an aggregate of _______________ shares ("ISO Shares") of the Company's Common Stock on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being incorporated into this Agreement by reference.

Section 1.2.  Effective Date.  The effective date of this ISO is
_________________ (the "Effective Date").

ARTICLE 2. EXERCISE PRICE. The exercise price for the purchase of the ISO shares covered by this ISO shall be $ ________ per share.

ARTICLE 3. TERM. Unless otherwise specified on Exhibit A, "Right of Repurchase", attached hereto, this ISO shall expire as provided in Section
6.3.2 of the Plan.

ARTICLE 4. ADJUSTMENTS OF ISOs. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 6.1.1 of the Plan.

ARTICLE 5.  EXERCISE OF OPTIONS.

Section 5.1. Time of Exercise. The ISO shall be exercisable in whole or in part as of the Effective Date except as provided in Exhibit A, Right of Repurchase, attached hereto.

Section 5.2. Exercise After Termination of Employment. This ISO may be exercised after termination of the Optionee's employment only in accordance with the provision of Section 6.1.8 of the Plan and only to the extent then vested in accordance with Exhibit A of this Agreement.

Section 5.3. Manner of Exercise. Optionee may exercise this ISO, or any portion of this ISO, by giving written notice to the company at its principal executive office, to the attention of the Secretary of the Company, accompanied by a copy of the Stock Option Plan Purchase Agreement (hereinafter referred to as the "Stock Purchase Agreement") executed by the Optionee. The date the Company receives written notice of an exercise hereunder accompanied by payment witll be considered as the date this ISO was exercised.

Promptly after receipt of written notice of exercise of the ISO, the Company shall, without stock issue taxes or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of ISO Shares. An Optionee or transferee of an option shall not have any privileges as a shareholder with respect to any ISO Shares covered by the option until the date of issuance of a stock certificate.

Section 5.4. Payment. Payment in full, in cash, shall be made for all ISO Shares purchased at the time written notice of exercise of the ISO is given to the Company, and proceeds of any payment shall constitute general funds of the Company.

ARTICLE 6. NONASSIGNABILITY OF ISO. This ISO is not assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, the ISO is exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate, or otherwise dispose of this ISO in a manner not herein permitted, and any levy of execution, attachment, or similar process on this ISO, shall be null and void.

ARTICLE 7.  COMPANY'S RIGHTS TO REPURCHASE EXERCISED SHARES UPON
TERMINATION OF EMPLOYMENT. The ISO Shares shall be subject to a right of repurchase in favor of the Company ("Right of Repurchase"). The Company may purchase ISO Shares subject to the Right of Repurchase for an amount per shall equal to the price per share the Optionee paid for the ISO Shares if the Optionee's employment, directorship or consultancy with the Company terminates before the Right of Repurchase expires as delineated in Exhibit
A "Stock Restriction Agreement". Fractional shares subject to repurchase shall be rounded to the fullest share. The Optionee may not dispose of or transfer ISO Shares while such shares are subject to the Right of Repurchase and any such attempted transfer shall be null and void.

ARTICLE 8.  COMPANY'S RIGHT OF FIRST REFUSAL REPURCHASING EXERCISED SHARES.

Section 8.1. Right of First Refusal. In the event that the Optionee proposes to sell, pledge, or otherwise transfer any ISO shares, the Company shall have a right of first refusal ("Right of First Refusal") with respect to such ISO Shares. Any Optionee desiring to transfer ISO Shares to any person or entity shall give a written notice ("Transfer Notice") to the Company describing fully the proposed transfer, including the number of ISO Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed by both the Optionee and by the proposed transferee and must constitute a binding commitment of both parties for the transfer of such ISO Shares.
The Company shall have the right to purchase the ISO Shares subject to the Transfer notice on the terms of the proposed transfer described in the Transfer Notice by delivery of a notice of exercise of the Company's Right of First Refusal within 30 days after the date the Transfer notice is delivered to the Company. The Company's rights under this Section 8.1 shall be freely assignable, in whole or in part.

Section 8.2. Transfer of Exercised Shares. If the Company fails to exercise the Right of First Refusal within 30 days from the date the Transfer Notice is delivered to the Company, the Optionee may, not less than 30 days following delivery to the Company of the Transfer Notice, conclude a transfer of the ISO Shares subject to the Transfer notice.
Any proposed transfer on terms and conditions different from those described in the Transfer notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in Section
8.1 of this Agreement. If the Company exercise the Right of First Refusal, the parties shall consummate the sale of the ISO Shares on the terms set forth in the Transfer Notice; provided, however, in the event the Transfer Notice provides for payment for the ISO Shares other than in cash, the Company shall have the option of paying for the ISO Shares by the discounted cash equivalent of the consideration described in the Transfer Notice.

Section 8.3. Binding Effect. The Right of First Refusal shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any transferee of the ISO Shares other than a transferee acquiring ISO Shares in a transaction where the Company failed to exercise the Right of First Refusal (a "Free Transferee") or a transferee of a Free Transferee.

Section 8.4. Termination of the Company's Right of First Refusal. Notwithstanding anything in this Section 8, in the event that the stock is listed on an established stock exchange or quoted on the National Association of Securities Dealers Automated Quotation system at the time the Optionee desires to transfer ISO Shares, the Company shall have no Right of First Refusal, and Optionee shall have no obligation to comply with the procedures of Section 8.1 through Section 8.3 inclusive.


ARTICLE 9.  RESTRICTION ON ISSUANCE OF SHARES.

Section 9.1. Legality of Issuance. The Company shall not be obligated to sell or issue any ISO Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended (the "Act").

Section 9.2. Registration or Qualification of Securities. The Company may, but shall not be required to, register or qualify the sale of this ISO or any ISO Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any ISO Shares pursuant thereto to comply with any law.

ARTICLE 10. RESTRICTION ON TRANSFER. Regardless of whether the sale of the ISO Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the ISO Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law.

ARTICLE 11. STOCK CERTIFICATES. Stock Certificates evidencing ISO Shares will bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

"The shares represented by this certificate are subject to an option set forth in an employee stock restriction agreement between the Company and the registered hold, or his predecessor in interest, a copy of which is on file at the principal office of the Company"

"The shares represented by this certificate are subject to a right of first refusal option in favor of the Company or its assignee set forth in an employee stock restriction agreement between the Company and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this Company"

"These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required"

ARTICLE 12.  REPRESENTATION, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS
OF THE OPTIONEE UPON EXERCISE OF ISO. Optionee hereby agrees that in the event that the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the issuance of the ISO Shares may be conditioned upon the purchaser of ISO Shares (the "Purchaser") making certain representations, warranties, and acknowledgments, including, without limitation those set forth in Section 12.1 through 12.7 inclusive:

Section 12.1 Investment. Purchaser is acquiring the ISO Shares for Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the ISO Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

Section 12.2 Business Experience. Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company evidenced by the purchase of the ISO Shares.

Section 12.3. Relation to the Company. Purchaser is presently an officer, director or other employee of the Company and in such capacity has become familiar with the business affairs, financial condition, and results of operations of the Company.

Section 12.4. Access to Information. Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transaction contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the ISO Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Purchaser has had access.

Section 12.5. Speculative Investment. Purchaser's investment in the Company represented by the ISO Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Purchaser's risk capital means and is not so great in relation to Purchaser's total financial resources as would jeopardize the personal financial needs of the Purchaser or Purchaser's family in the event such investment were lost in whole or in part.

Section 12.6. Registration. Purchaser must bear the economic risk of investment for an indefinite period of time because the sale to Purchaser of the ISO Shares has not been registered under the Act and the ISO Shares cannot be transferred by Purchaser unless such transfer is registered under the Act or an exemption from such registration is available. The Company has made no agreement, covenants or undertakings whatsoever to register the transfer of any of the ISO Shares under the Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption including without limitation any exemption for limited sales in routine broker's transactions pursuant to Rule 144, will be available.

Section 12.7.  Tax Advice.   The company has made no warranties or
representations to Purchaser with respect to the income tax consequences of the transactions contemplated by the option agreement pursuant to which the ISO Shares will be purchased and Purchaser is in no manner relying on the Company or the Company's representatives for an assessment of such tax consequences.

ARTICLE 13: ASSIGNMENT: BINDING EFFECT. Subject to the limitation set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Optionee may not assign any of the Optionee's rights under this Agreement.

ARTICLE 14:  DAMAGES.           Optionee shall be liable to the Company for
all costs and damages, including incidental and consequential damages, resulting from a disposition of shares which is not in conformity with the provisions of this Agreement.

ARTICLE 15: GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

ARTICLE 16: NOTICES. All matters and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement if not delivered by hand, shall be mailed to the Company's executive offices at:

Alpha Computer Solutions, Inc.
2490 South 300 West
Salt Lake City, Utah 84115

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notice and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                  Alpha Computer Solutions, Inc.


By:          /S/__________________________
                William G. Anthony
                      President

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

Optionee: _______________________

Name: _________________________

Date: __________________________

Optionee's spouse indicates by execution of this Incentive Stock Option Agreement his or her consent to be bound by the terms thereof as to his or her interest, whether as community property or otherwise, in the options granted hereunder, and in any ISO Shares purchased pursuant to this Agreement.

Optionee's Spouse: ______________________